                                                               Exhibit 23.5

         CONSENT OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION

   We hereby consent to (i) the inclusion of our opinion letter, dated November 15, 1999, to the Board of Directors of The Chronicle Publishing Company (the "Company") as Annex C to the joint Proxy Statement/Prospectus of the Company relating to the Company's merger with and into Young Broadcasting
San Francisco, Inc. and (ii) all references to DLJ in the sections captioned "Summary", "Background of the Merger", "Recommendation of The Chronicle Publishing Board; Chronicle Publishing's Reasons for the Merger", and "Opinion of Chronicle Publishing's Financial Advisor" of the joint Proxy Statement/Prospectus of Young Broadcasting Inc. and The Chronicle Publishing Company which forms a part of this Registration Statement on Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                          DONALDSON, LUFKIN & JENRETTE
                                           SECURITIES CORPORATION

                                          By:  /s/ Donaldson, Lufkin &
                                          Jenrette

                                                  Securities Corporation
                                              ----------------------------

New York, New York
March 21, 2000